Exhibit 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

OF CLAYTON WILLIAMS ENERGY, INC.

PURSUANT TO 18 U.S.C. §1350

In connection with the accompanying report on Form 10-Q for the period ended June 30, 2003 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Clayton W. Williams, Chief Executive Officer of Clayton Williams Energy, Inc. (the “Company”), hereby certify that:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Clayton W. Williams
Clayton W. Williams
Chief Executive Officer
August 13, 2003

In connection with the accompanying report on Form 10-Q for the period ended June 30, 2003 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mel G. Riggs, Chief Financial Officer of Clayton Williams Energy, Inc. (the “Company”), hereby certify that:

3.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Mel G. Riggs
Mel G. Riggs
Chief Financial Officer
August 13, 2003